As filed with the Securities And Exchange Commission on October 2, 1997

                                                      Registration No.________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            NORTH LILY MINING COMPANY
              -------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Utah                                           87-0159350
         ----                                           ----------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

 1800 Glenarm Place, Suite 210, Denver, Colorado                80202
 -----------------------------------------------                -----
(Address of Principal Executive Offices)                      (Zip Code)


               AMENDED EMPLOYMENT AGREEMENT (STEPHEN E. FLECHNER)
                                       AND
                   AMENDED EMPLOYMENT AGREEMENT (W. GENE WEBB)
--------------------------------------------------------------------------------
                           (Full titles of the plans)


           Stephen E. Flechner, Chief Executive Officer and President
                            North Lily Mining Company
                          1800 Glenarm Place, Suite 210
                             Denver, Colorado 80202
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (303) 294-0427
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                             Alan L. Talesnick, Esq.
                            Andrew J. Creighton, Esq.
              Bearman Talesnick & Clowdus Professional Corporation
                       1200 Seventeenth Street, Suite 2600
                             Denver, Colorado 80202
                                 (303) 572-6500




                                   CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------
                                         Proposed         Proposed
   Title of                               Maximum          Maximum
Securities To Be     Amount To Be      Offering Price     Aggregate                Amount Of
   Registered         Registered        Per Unit (1)    Offering Price        Registration Fee (1)

--------------------------------------------------------------------------------------------------
Common Stock,
$.10 par value     1,610,000 shares      $.50             $805,000                  $244
--------------------------------------------------------------------------------------------------

(1) The Proposed Maximum Offering Price Per Unit shown was calculated pursuant to Rule 457(h) based upon the price at which shares of common stock, $.10 par value (the "Common Stock"), of North Lily Mining Company (the
     "Company") will be issued to two employees pursuant to each of their respective employment agreements with the Company.

                                    THE PLANS

     This Registration Statement relates to an aggregate of 1,610,000 shares of Common Stock of the Company to be issued to two employees of the Company pursuant to their respective employment agreements with the Company. Stephen E. Flechner, the President and Chief Executive Officer of the Company, will be issued 805,000 shares of Common Stock pursuant to the Amended Employment Agreement between Mr. Flechner and the Company effective as of October 1, 1997 (the "Flechner Agreement"). W. Gene Webb, the Executive Vice President and Corporate Secretary of the Company, will be issued 805,000 shares of Common Stock pursuant to the Amended Employment Agreement between Mr. Webb and the Company effective as of October 1, 1997 (the "Webb Agreement").

     Each of the Flechner  Agreement and the Webb Agreement  provide as follows:
(A) the Company will pay Mr. Flechner and Mr. Webb, respectively, a gross salary equal to at least $120,000 per year, and benefits, which will include keyman life insurance and retirement plan; (B) each of Mr. Flechner and Mr. Webb, respectively, has performed services for the Company, and in conjunction therewith has accrued $402,500 of salary that has not been paid as of September 30, 1997; (C) each of Mr. Flechner and Mr. Webb, respectively, shall waive all right to the compensation owed to that person but unpaid as of September 30, 1997 in consideration of 805,000 shares of Common Stock; and (D) if the employee terminates his employment on or before June 30, 1998, then the employee will forfeit substantially all of the shares of Common Stock except to the extent the Company issues a certain number of shares of Common Stock at certain prices as specified in the Agreement; (E) during the month of May 1998, the Company shall have the right to notify the employee that the Company has elected to pay employee cash on July 1, 1998 for all shares that at that time remain subject to the risk of forfeiture as of June 29, 1998 at fifty cents per share, if the employee has not terminated his employment with the Company on or before June 30, 1998 and (F) the employee may not sell, without the prior approval of the Company, more than 10,000 shares of the Common Stock in any month during the period from October 1, 1997 until September 30, 1998.

     This Registration Statement also relates to the resale of the aggregate of 1,610,000 shares of Common Stock to be acquired by Mr. Flechner and Mr. Webb pursuant to the Flechner Agreement and the Webb Agreement, respectively. The portion of this Registration Statement which relates to the resale of the aggregate of 1,610,000 shares of Common Stock is found at pages 4 through 13 of this Registration Statement.

PROSPECTUS



                                1,610,000 Shares


                            NORTH LILY MINING COMPANY

                                  Common Stock



     The 1,610,000 shares of common stock, $.10 par value (the "Common Stock"), of North Lily Mining Company (the "Company") offered hereby consist of shares which have been acquired by two employees of the Company ("Prospective Selling Shareholders") pursuant to their respective employment agreements with the Company. See "PROSPECTIVE SELLING SHAREHOLDERS". None of the proceeds from any resale of these shares will be received by the Company.

     The Common Stock of the Company is traded in the Nasdaq SmallCap Market ("Nasdaq") under the symbol "NLMC". On September 29, 1997, the last reported sale price for the Company's Common Stock as reported by Nasdaq was $.25 per share.

                                ---------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------


          AN INVESTMENT IN THE SECURITIES  OFFERED  HEREBY  INVOLVES A
          HIGH   DEGREE   OF   RISK.   SEE    "DISCLOSURE    REGARDING
          FORWARD-LOOKING STATEMENTS AND CAUTIONARY STATEMENTS".

                                 ---------------

          THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.







                 The date of this Prospectus is October 2, 1997.

                              AVAILABLE INFORMATION

     This Prospectus constitutes a part of a Registration Statement on Form S-8 (herein together with all amendments thereto referred to as the "Registration Statement") filed by the Company with the Securities And Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto, and statements included in this Prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. All these documents may be inspected at the Commission's principal office in Washington, D.C. without charge, and copies of them may be obtained from the Commission upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such materials filed electronically by the Company with the Commission are available at the Commission's World Wide Web site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents that previously were, or are required in the future to be, filed with the Commission (File No. 0-16740) pursuant to the Exchange Act are incorporated herein by reference:

     (i) the Company's Annual Report on Form 10-K/A for the year ended December 31, 1996;

     (ii) the Company's Quarterly Reports on Form 10-QSB for each of the quarters ended March 31, 1997 and June 30, 1997;

     (iii) the Company's Current Reports on Form 8-K dated each of April 1, 1997, April 10, 1997 and August 8, 1997;

     (iv) the Company's Proxy Statement dated September 18, 1996 concerning the Company's Annual Meeting of Shareholders held on October 25, 1996; and

     (v) all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or replaced by a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written or oral requests for such copies should be directed to W. Gene Webb, Corporate Secretary, North Lily Mining Company, 1800 Glenarm Place, Suite 210, Denver, Colorado 80202, telephone (303) 294-0427

                                TABLE OF CONTENTS



                                                                     Page
                                                                     ----

AVAILABLE INFORMATION..........................................        5

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................        5

THE COMPANY....................................................        8

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
         AND CAUTIONARY STATEMENTS .............................       9

PROSPECTIVE SELLING SHAREHOLDERS................................      11

PLAN OF DISTRIBUTION............................................      12

DESCRIPTION OF COMMON STOCK.....................................      12

LEGAL MATTERS...................................................      13

EXPERTS.........................................................      13

INDEMNIFICATION.................................................      13

                                   THE COMPANY

     The Company was incorporated in Utah in 1916 and was a subsidiary of Anaconda Company from 1925 until 1949. During this period, the Company produced gold, silver, lead, zinc and copper from the North Lily Mine in the Tintic Mining District, Utah. From 1949 to 1987, the Company was primarily engaged in the acquisition, exploration, and development of mining properties. From 1988 to 1991, International Mahogany Corp. ("Mahogany"), a subsidiary of the Company at that time, placed into production the Jolu Mine in Northern Saskatchewan, Canada, jointly with International Corona and produced approximately 204,000 ounces of gold. Mahogany had a 70 percent working interest in the Jolu Mine. In 1991, the Company and Mahogany acquired the Tuina copper property in Chile, South America. From 1991 to 1993, the Company and Mahogany had jointly been developing the Tuina copper project. In 1993, however, all mining operations at the Tuina project were suspended. The Company and Mahogany have operated a small heap leach tailing recovery operation at the Silver City mine in Utah which has produced approximately 33,000 ounces of gold and gold equivalent since 1988. Operations were ceased at the Silver City mine in 1993 and the site is now in the reclamation stage. The Company currently has a 41 percent interest in an exploration gold property in Bolivia. The Company also plans to negotiate with the Kazakstan government to privatize three gold mines that were held by Kazakstan Goldfields Corporation under their management agreement with the government. There is not, however, any assurance that those negotiations will be consummated. Historically, the Company's principal mineral target has been gold.

     Pursuant to a letter agreement dated August 6, 1993, the Company sold, to Baja Gold, Inc. ("Baja"), all the Company's equity investment in Mahogany. Consideration received from Baja included cash of $500,000; a note issued by Baja in the amount of $500,000, which was sold at face value on December 22, 1993 to reduce amounts owing to Mahogany; and 650,000 common shares of Baja, valued, for financial statement purposes, at $680,000, based on the August 6, 1993 closing stock market price of Baja.

     On April 12, 1995, the Company and Mahogany executed an agreement concerning the restructuring of the ownership interests of the Tuina project. In settlement of the Company's outstanding debt to Mahogany of $797,481, the Company has reduced its effective interest in the Tuina project from 50 percent to 41 percent. The agreement also contains provisions in which the Company may be required to further reduce its interest in the Tuina project and, in certain circumstances, recapture the interest relinquished.

     Effective December 8, 1996, the Company implemented a one-for-ten reverse split on the outstanding shares of Common Stock. All the per share amounts in this Prospectus have been restated to reflect this reverse stock split.

     At December 31, 1996, the Company owned all the outstanding equity interest in two subsidiaries: Minera Northern Resources S.A. ("Northern"), a Chilean limited liability company; and Tenhard Resources, Inc., a Montana corporation. Northern owns (i) 41 percent of the equity interest in Compania Minera Phoenix S.A. (formerly Compania Minera San Martin S.A..), a Chilean limited liability company; and (ii) 50 percent of Minera San Lorenzo Limitada, a Chilean limited liability company.

               DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS AND
                              CAUTIONARY STATEMENTS

Forward-Looking Statements
--------------------------

     This Prospectus, including the documents incorporated herein by reference, include "forward-looking" statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus regarding the Company's financial position, business strategy, and plans and objectives of management of the Company for future operations and capital expenditures, are forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements, and the assumptions upon which the forward-looking statements are based, are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed below in the "Cautionary Statements" section and elsewhere in this Prospectus. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf subsequent to the date of this prospectus are expressly qualified in their entirety by the Cautionary Statements.

Cautionary Statements
---------------------

     In addition to the other information contained in this Prospectus, the following Cautionary Statements should be considered when evaluating the forward-looking statements contained in this prospectus.

     Losses From Past Operations, Negative Net Worth, And Doubt About The Company's Ability To Continue As A Going Concern. The Company incurred losses from operations of $662,557, $922,032 and $2,071,147 during 1996, 1995 and 1994, respectively. The Company incurred a loss from operations of $209,497 for the six months ended June 30, 1997. The Company had a negative working capital deficiency of $427,803 as of June 30, 1997.

     During 1993 the Company ceased operations at its Silver City mine and suspended mining operations at its Tuina project. As a result the Company has no operating cash flow to meet ongoing obligations. The Company has been selling non-essential Company assets to fund ongoing operations commitments over the past three years. The Company requires financing to fund its future operations and will attempt to meet its ongoing liabilities as they fall due through the sale of it marketable security investments, mineral properties, or through the issuance of its Common Stock. There can be no assurance that the Company will be able to raise the necessary financing to continue in operations or meet its liabilities as they fall due or be successful in resolving its contingent liabilities. As a result of these factors, the audit report of the Company's independent auditors with respect to the year ended December 31, 1996 indicates that there is substantial doubt about the Company's ability to continue as a going concern.

     Business Risks. The mineral activities in which the Company engages, including exploration, extraction, and processing, is a speculative business and involves a high degree of risk. There is no assurance that the expenditures made by the Company on its mineral properties will result in the production of commercial quantities of ore.

     The Company's revenues also depend on its level of success in acquiring or finding additional reserves. Except to the extent that the Company acquires properties containing proved reserves or conducts successful exploration and development activities, or both, the proved reserves of the Company will decline as reserves are produced. There can be no assurance that the Company's planned exploration and development projects will result in significant additional reserves.

     Operational And Environmental Risks; Reclamation Obligations. Mining operations generally involve a high degree of risk. Hazards such as environmental exposures, industrial accidents, labor disruptions and unusual or unexpected geological formations and other conditions may be encountered. Such risks could result in damage to or destruction of mineral properties or producing facilities, personal injury, environmental damage, delays in mining, monetary losses and possible legal liability. The Company may become subject to liability for environmental pollution, cave-ins or hazards against which it cannot insure or against which it may elect not to insure because of high premium costs or other reasons. The occurrence of a significant event that is not fully insured could have a material adverse effect on the Company's financial position.

     All of the Company's operations are subject to reclamation, site restoration and closure requirements. Reclamation requirements vary depending on the location and the managing regulatory agency, but they are similar in that they aim to minimize long-term effects of exploration and mining disturbance by requiring the operating company to control possible deleterious effluents and to re-establish to some degree predisturbance landforms and vegetation. The Company calculates its estimate of its ultimate reclamation liability based on current laws and regulations and the expected future costs to be incurred in reclaiming, restoring and closing its operating mine sites. It is reasonably possible that the Company's estimate of its ultimate reclamation liability will increase in the near term due to possible changes in laws and regulations and changes in cost estimates.

     Market Factors And Volatility. The marketability of mineral resources which may be acquired or discovered by the Company will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations in the prices of minerals sought, which are highly volatile, the proximity and capacity of natural resources markets and processing equipment, and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals, and environmental protection. The effect of these factors cannot be accurately predicted, but may result in the Company not receiving an adequate return on invested capital. Prices of certain minerals have fluctuated widely, particularly in recent years, and are affected by numerous factors beyond the control of the Company. Future mineral prices cannot be accurately predicted. A severe decline in the price of a mineral being produced or expected to be produced by the Company would have a material adverse effect on the Company, and could result in the suspension of mining operations by the Company.

     Competition And International Business Risks. The Company competes in the areas of mineral exploration, production, development and transportation with other companies, many of which may have substantially greater financial and other resources. The Company is presently engaged in activities with respect to properties located in each of Chile and Bolivia. International operations are subject to certain risks, including expropriation of assets, governmental changes in applicable law, policies and contract terms, foreign governmental approvals, political instability, guerilla activity, payments delays, and currency exchange and repatriation losses.

     Government Regulation And Environmental Risks. Mining operations and exploration activities are subject to a variety of federal, state and local government regulations including regulation concerning the discharge of materials into the environment, pollution, permits for mining operations, mine safety, reports concerning operations, and various other matters including taxes. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed properties and a heightened degree of responsibility for companies and their officers, directors and employees. Although the Company believes it is in substantial compliance with applicable environmental and other governmental laws and regulations, there can be no assurance that significant costs for compliance will not be incurred in the future.

     Estimates Of Reserves And Mineral Deposits. Documents that are incorporated in this Prospectus, including the Company's Form 10-K/A for the year ended December 31, 1996, contain estimates of reserves and mineral deposit figures. The estimates are based largely on current costs and on the projected prices and demand for the minerals based upon factors relevant to each mine. Ore reserves are based on calculations of geological reserves provided to the Company by the operator of the property. The Company has reviewed but has not independently confirmed those calculations. These amounts are estimates only and no assurance can be given that any particular level of recovery of metals from ore reserves will in fact be realized. The grade of ore ultimately mined may differ from that indicated by drilling results. Material changes in ore reserves, grades, stripping ratios or recovery rates may affect the economic viability of projects. Also, the commercial viability of mineral deposits of the kind located and believed to be located on the Company's properties is dependent upon a number of factors, including particularly the quality, size, grade and other attributes of the deposits and the proximity to, and availability of infrastructure necessary to develop and exploit minerals on a commercial scale.

                        PROSPECTIVE SELLING SHAREHOLDERS

     This Prospectus relates to an aggregate of 1,610,000 shares of Common Stock of the Company issued to two employees of the Company pursuant to their respective employment agreements with the Company. Stephen E. Flechner, the President and Chief Executive Officer of the Company, was issued 805,000 shares of Common Stock pursuant to the Amended Employment Agreement between Mr. Flechner and the Company effective as of October 1, 1997 (the "Flechner Agreement"). W. Gene Webb, the Executive Vice President and Corporate Secretary of the Company, was issued 805,000 shares of Common Stock pursuant to the Amended Employment Agreement between Mr. Webb and the Company effective as of October 1, 1997 (the "Webb Agreement"). The shares of Common Stock issued pursuant to each of the Flechner Agreement and the Webb Agreement are covered by a Registration Statement on Form S-8, of which this Prospectus is a part, filed by the Company with the Commission.

     Each of the Flechner  Agreement and the Webb Agreement  provide as follows:
(A) that if the employee terminates his employment on or before June 30, 1998, then the employee will forfeit substantially all of the shares of Common Stock except to the extent that the Company issues a certain number of shares of Common Stock at certain prices as specified in each of the Agreements; (B) during the month of May 1998, the Company shall have the right to notify the employee that the Company has elected to pay employee cash on July 1, 1998 for all shares that at that time remain subject to the risk of forfeiture as of June 29, 1998 at fifty cents per share, if the employee has not terminated his employment with the Company on or before June 30, 1998, and (C) the employee may not sell, without the prior approval of the Company, more than 10,000 shares of the Common Stock in any month during the period from October 1, 1997 until September 30, 1998. Until the risk of forfeiture and the Company's right to repurchase the Common Stock has lapsed with respect to any of the shares issued pursuant to each of the Flechner Agreement and the Webb Agreement, the certificate representing those shares will bear a legend concerning the forfeiture provision and the right of repurchase provision. The foregoing description concerning each of the Flechner Agreement and the Webb Agreement does not purport to be complete. Reference is made to each of those agreements, which are filed as exhibits to this Registration Statement, for a more complete description of those agreements.

     The following table sets forth the number of shares of Common Stock owned as of the date of this Prospectus by the Prospective Selling Shareholders (including shares which may be acquired pursuant to the exercise of outstanding options), the number of shares covered hereby, and the number of shares owned and the percentage owned assuming the sale of all of the shares offered hereby.

                                                     Prior To                                     After Offering
                                                     Offering                                     --------------
                                                     ---------                               Number Of
                                                                           Number Of           Shares
                                                     Number Of              Shares            Owned
                         Position With                 Shares             Covered By         After The
Name                     The Company                   Owned              Prospectus          Offering        Percent

Stephen E. Flechner      President, Chief             893,000(1)            805,000            88,000            2.9%
                         Executive Officer
                         and a Director

W. Gene Webb             Executive Vice               890,000(2)            805,000            85,000            2.7%
                         President, Corporate
                         Secretary and a
                         Director


(1) The number indicated includes 85,000 shares underlying options that currently are exercisable and 3,000 shares owned by Mr. Flechner's minor daughter for which Mr. Flechner's spouse is the custodian. Pursuant to Rule 16a-1(a)(4) under the Exchange Act, Mr. Flechner disclaims ownership of the shares owned by his minor daughter.

(2) The number indicated includes 85,000 shares underlying options that currently are exercisable.

                              PLAN OF DISTRIBUTION

     The 1,610,000 shares covered by this Prospectus will be offered, if at all, by the Prospective Selling Shareholders, and not by the Company. If any of these shares are sold by a Prospective Selling Shareholder, they will be sold on behalf of that person and it is anticipated that the shares may be offered pursuant to direct sales to private persons and in open market transactions. The Prospective Selling Shareholders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts by the Prospective Selling Shareholders. The Company has no agreements with brokers to sell any or all of the shares which may be offered hereby.

                           DESCRIPTION OF COMMON STOCK

     Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, as, and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock of the Company is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to cast one vote per share for each nominee for director. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. All outstanding shares of Common Stock will be fully paid and nonassessable by the Company. The Board Of Directors is authorized to issue additional shares of Common Stock within the limits authorized by the Company's Certificate Of Incorporation and without stockholder action.

                                  LEGAL MATTERS

     Bearman Talesnick & Clowdus Professional Corporation, Denver, Colorado, has acted as counsel for the Company in connection with the Registration Statement of which this Prospectus is a part and has rendered an opinion concerning the validity of the Common Stock covered hereby.

                                     EXPERTS

     The Consolidated Financial Statements of North Lily Mining Company appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1996 and December 31, 1995 have been audited by Wheeler Wasoff P.C., independent public accountants, and Coopers & Lybrand, independent public accountants, respectively, as set forth in their respective reports included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

                                 INDEMNIFICATION

     Pursuant to Utah law, the Company's Board Of Directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding they are involved in by reason of their being or having been an officer or director of the Company. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the Company. The Company's Certificate Of Incorporation and Bylaws grant this indemnification to the Company's officers and directors.

     In addition to the general indemnification section, Utah law permits the Company to provide in either its Certificate Of Incorporation or Bylaws a provision eliminating and limiting certain personal liability of a director for monetary damages for breaches of the director's fiduciary duty of care under certain circumstances. The Company's Certificate Of Incorporation provides for this elimination and limitation of certain personal liability of a director.

     Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference.
-------  ----------------------------------------

     The documents listed in (a) through (e) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of the filing of such documents.

     (a) The Company's Annual Report on Form 10-K/A for the year ended December 31, 1996.

     (b) The Company's Quarterly Reports on Form 10-QSB for each of the quarters ended March 31, 1997 and June 30, 1997.

     (c) The Company's Current Reports on Form 8-K dated each of April 1, 1997, April 10, 1997 and August 8, 1997.

     (d) The Registrant registered the Registrant's Common Stock under Rule 12(g) under the Exchange Act in a registration statement on Form 8-B filed with the Commission on September 18, 1989 (File No. 0-16740). That Form 8-B incorporated by reference a description of the Common Stock from a registration statement of the Registrant on Form S-1 filed with the Commission on August 9, 1989 (File No. 33-23491). In accordance with the Commission's rules restricting the incorporation by reference to a document that incorporates by reference from another document, the Registrant does not incorporate the description of the Common Stock in the Form 8-B by reference. A description of the Common Stock is instead provided in this Registration Statement on Form S-8.

     (e) The Company's Proxy Statement dated September 18, 1996 concerning the Company's Annual Meeting of Shareholders held on October 25, 1996.

Item 4.  Description Of Securities.
-----------------------------------

     Not applicable.

Item 5.  Interest Of Named Experts And Counsel.
-----------------------------------------------

     Not applicable.

Item 6.  Indemnification Of Officers And Directors.
---------------------------------------------------

     Pursuant to Utah law, the Company's Board Of Directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding they are involved in by reason of their being or having been an officer or director of the Company. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the Company. The Company's Certificate Of Incorporation and Bylaws grant this indemnification to the Company's officers and directors.

     In addition to the general indemnification section, Utah law permits the Company to provide in either its Certificate Of Incorporation or Bylaws a provision eliminating and limiting certain personal liability of a director for monetary damages for breaches of the director's fiduciary duty of care under certain circumstances. The Company's Certificate Of Incorporation provides for this elimination and limitation of certain personal liability of a director.

Item 7.  Exemption From Registration Claimed.
---------------------------------------------

     Not applicable.

Item 8.  Exhibits.
------------------

          4.1  Specimen Common Stock Certificate.
          5.1  Opinion Regarding Legality.
          10.1 Employment   Agreement   between  Stephen  E.  Flechner  and  the
               Registrant dated April 10, 1996.(1)
          10.2 Amended Employment Agreement between Stephen E. Flechner and the Registrant effective as of October 1, 1997.
          10.3 Employment Agreement between W. Gene Webb and the Registrant dated April 10, 1996.(1)
          10.4 Amended Employment Agreement between W. Gene Webb and the Registrant effective as of October 1, 1997.
          23.1 Consent of Wheeler Wasoff, P.C.
          23.2 Consent of Coopers & Lybrand L.L.P.
          23.3 Consent of Bearman Talesnick & Clowdus Professional Corporation (included in Exhibit 5).


(1) Incorporated by reference from the Registrant's Annual Report on Form 10-K filed with the Commission on April 15, 1997.


Item 9.  Undertakings.
----------------------

(a) The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and are incorporated by reference to the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising out of the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 1st day of October, 1997.

                               NORTH LILY MINING COMPANY



                               By: /s/ Stephen E. Flechner
                                   ---------------------------------------------
                                    Stephen E. Flechner
                                    President and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                  Title                      Date



 /s/  Stephen E. Flechner          President, Chief Executive    October 1, 1997
--------------------------         Officer, and Director
Stephen E. Flechner



/s/  W. Gene Webb                  Executive Vice President,     October 1, 1997
--------------------------         Corporate Secretary,
W. Gene Webb                       and Director



/s/  Nick DeMare                   Principal Financial And       October 1, 1997
---------------------------        Accounting Officer and
Nick DeMare                        Treasurer



/s/  Theodore E. Loud              Director                     October 1, 1997
---------------------------
Theodore E. Loud